Exhibit 99.2

Fourth Quarter 2023 NASDAQ: FRST

Forward-Looking Statements

This Presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Primis Financial Corp.’s (the “Company”) future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, including the current Ukraine/Russia conflict and Israel/Hamas conflict, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

2

Non-GAAP Measures

Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term "operating" to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

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Corp. Headquarters: McLean, VA Bank Headquarters: Glen Allen, VA Branches: 24 Ticker (NASDAQ): FRST Valuation Market Capitalization: $312 million Price / Book Value per Share 0.78x Price / Tangible Book Value (1) : 1.03x Price / 2024 Estimated EPS (2) : 9.22x Price / 2025 Estimated EPS (2) : 7.80x Dividend Yield (3) : 3.17% 4 Pricing as of January 24, 2024. Financial data as of or for the three months ended December 31, 2023. (1) See reconciliation of Non - GAAP financial measures on slide 22. (2) Mean analyst estimates per Bloomberg. (3) Assumes $0.40 annualized dividend.

5 • Operating return on average assets (1) was 89 basis points, up from 81 basis points in the third quarter of 2023 • Generated a margin of 3.36%, up from 3.01% linked quarter. Excluding accounting adjustments from a third - party managed portfolio, margin for the fourth quarter was 3.09%. • Opened over 2,000 new deposit account relationships totaling $75 million with a weighted average cost of only 2.96%. • Sold approximately $16 million of loans for gains of approximately $0.3 million and participated out another $15 million to manage balance sheet capacity. • Noninterest expense was $29.8 million for the fourth quarter of 2023, compared to $37.1 million for the third quarter of 2023 . Excluding mortgage and nonoperational items, noninterest expense was $18.7 million in the fourth quarter, down from $20.5 million in the third quarter of 2023 on a comparable basis. • Maintained peer - group leading liquidity with only $105 million of wholesale funding and $113 million of off - balance sheet funds swept off at December 31, 2023. • 61% reduction in linked - quarter nonperforming assets to only $7.7 million excluding SBA guarantees. • Grew all capital ratios including TCE/TA which is now at 7.99%. Leverage ratio increased to 8.93%. (1) See reconciliation of Non - GAAP financial measures on slide 22

Organization Focused on Funding for Past Three Years

Rolling out Technology and Consolidating Branches

V1BE Update[1]

62%	**~$166 million**	**8,765**	**1,179**
% of V1BE Users that are SMBs	Deposit balance of V1BE users	Q4 Transactions	Users with 166 added in Q4'23



Branch
V1BE Customer

Deposits per Branch[2]



$85.1
$114.6
$114.5
$110.1
$140.9
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23

- Attractive community bank deposit base with core bank cost of deposits of only 1.94% in Q4
- Added new core bank deposit customers in Q4 with $58 million of deposits at weighted average cost of 2.37%
- V1BE adoption/utilization continues to build with users up 16% in Q4, primarily due to addition of small-business customers

Dollars in Millions.
(1) V1BE is a proprietary bank delivery app for on-demand ordering of branch services
(2) Deposits per branch includes balances that were swept off. Pro forma includes branch consolidation.

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Valuable and Reliable Funding Sources

- Core bank continues to provide highly attractive funding at levels generally better than peer and regional competition
  - Alternative sources for funding alleviate pressure to reprice the core bank to raise liquidity and proves thesis of digital strategy
  - Stable funding with essentially flat average NIB balances in Q4 while costs rose at slow pace

- Ability to leverage two funding channels provides meaningful flexibility and a competitive advantage
  - Digital platform allows the Bank to fulfill funding requirements without consuming wholesale capacity and at lower rates
  - Current cost of digital deposits improving quarterly against FHLB and Fed Funds. Current cost is approximately 30 bps less than target Fed Funds and moving towards Company goal of Fed Funds less 100 bps.

	Q4'23	Q3'23	Q2'23	Q1'23	Q4'22
Core Bank Int. Exp.	$ 12,125	$ 12,380	$ 11,823	$ 9,343	$ 5,183
Digital Platform Int. Exp.	$ 10,162	$ 9,196	$ 12,960	$ 5,701	$ 127
Core Bank Avg. NIB	$ 472,630	$ 471,813	$ 472,416	$ 555,771	$ 648,051
Core Bank Avg. IBD	$2,008,386	$2,099,617	$2,155,212	$2,149,650	$2,027,211
Digital Platform Avg. IBD	$ 800,963	$ 723,145	$1,052,603	$ 481,072	$ 14,691
Core Bank Cost of IBD	***2.40%***	***2.34%***	***2.20%***	***1.76%***	***1.01%***
Core Bank Cost of Deposits	***1.94%***	***1.91%***	***1.80%***	***1.40%***	***0.77%***
Digital Platform Cost of IBD	5.03%	5.05%	4.94%	4.81%	3.42%
Avg. 3M FHLB Rate	5.56%	5.54%	5.31%	4.96%	4.40%

NIB: Non-Interest Bearing, IBD: Interest-Bearing Deposits
Dollars in thousands

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Panacea Financial Division Update

panacea FINANCIAL

Q4’23 Loan Composition ($322 million)


15.2%
19.0%
65.9%
Commercial
PRN
Student Refi

Q4’23 Summary

- Life-to-date loan originations of ~$450 mil. (committed bal.)
  - Q4’23 originations of $36.7 mil., 7.91% weighted average yield
  - Sold $16 mil. of loans in Q4’23 with recognized gain of ~$300k
- Total deposits of $56 mil., up 15.1%+ un-annualized qtr./qtr.
  - Opened +300 business and personal deposit accounts in Q4’23
  - 12/31/23 deposit cost of 2.95%
- 2023 PTPP ROA of 1.18%
- Named the exclusive practice finance banking partner for the American Dental Association
- Preferred partner for 20 national and state medical, dental and veterinary associations and organizations representing ~40% of all active doctors in the U.S.

Commercial Portfolio Statistics

2.9x	3.4x	792	$1.42mm
Global DSC	Practice DSC	FICO	Net Worth

2024 Outlook

- +$250 mil. of loan production, +$50 mil. of deposit growth
- $50-$100 mil. of total loan sales under GOS strategy

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4 9 Key Portfolio Metrics Key Performance Metrics 24 Average number of days from submission to loan closing ORIGINATION CYCLE TIME Average Actual Primis Processing Time is ~3 Days Placement Ratio Carrier Approvals Top - Tier Partners Facilitators 74% 27 83 3 Average weekly submissions in Q4’23 SUBMISSIONS 5 5.9% Q4 Loan Balance Growth 8.01% yields on current pipeline $382.1 Million Loan Balances (Net of Fees)

10 • Pre - tax earnings for 2023: $333K • Aggressively managing costs to preserve profitability in lower volume environment • Funded production of $606 million in 2023 • Now licensed in 42 states and D.C. • Continue to add reliable performers using our culture and commitment to the industry versus signing bonuses and financial commitments.

Fourth Quarter Results

$3,876 $3,833 $3,869 $4,218 $3,569 $3,214 $3,166 $3,194 $3,056 $2,947 $3,270 $3,293 $3,317 $3,668 $2,722 7.99% 7.67% 7.59% 7.07% 8.22% Q4'23 Q3'23 Q2'23 Q1'23 Q4'22 Total Assets Gross Loans Deposits TCE/TA Dollars in millions. (1) See reconciliation of Non - GAAP financial measures on slide 22. 12 (1)

NOO CRE By Collateral Type (1) • Hotel portfolio down to $195 million from almost $300 million in early 2020 • Occupancy, RevPAR, and ADR exceeding 2019 performance • Debt coverage over 1.50x • Office non owner - occupied CRE was $147 million at December with $112 million of that true office building exposure • LTV across all office is 63% • All guaranteed by very high net worth guarantors • Significant maturities/rate resets don’t begin until 2026 • Retail exposure of $92 million at December • Low weighted - average LTV of 59% • Low average loan size of less than $2 million. 13 Dollars in millions. (1) Loan balances using Book Balance Non - Owner - Occupied CRE by Type Total Outstanding % of Portfolio Excl PPP Hotel $195 6.1% Office $147 4.6% Retail $92 2.9% Assisted Living $51 1.6% All other $58 1.4% Warehouse/Industrial $23 0.7% Mixed Use $20 0.6% Total Non - Owner Occupied CRE $585 18.2% Non - Owner Occupied Office CRE $147 4% Non - Owner Occupied Non - Office CRE $439 14% All Other Loans Excl PPP $2,606 82%

Classified loans and NPAs exclude guaranteed portion of SBA loans. Core net charge - offs exclude losses covered by a third party. 14 NPAs / Loans (Ex. PPP) + OREO Core NCOs / Average Loans Criticized & Classified Loans / Total Loans (Ex. PPP) • Nonperforming assets and classified loans decreased by $11.9 million and $9.8 million, respectively, from Q3’23 • Remaining NPLs roughly $7.7 million or 0.20% of assets at Q4 • Net charge - offs of $5.0 million in Q4 • Includes $3.0 million of net charge - offs covered by a third party (offset in noninterest income) • Core net charge - offs of $2.0 million, majority of which related to credits that were previously reserved for • No OREO as of December 31, 2023 0.53% 0.28% 0.02% 0.27% 0.24% Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 2.35% 2.14% 1.99% 1.89% 0.90% Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 1.19% 1.07% 0.77% 0.62% 0.24% Q4'22 Q1'23 Q2'23 Q3'23 Q4'23

15 ACL Walk Forward ACL / Gross Loans (Ex. PPP) • Provision for credit losses of $3.1 million in Q4 versus provision of $1.6 million in Q3 • Provision includes $3.0 million related to third - party managed portfolio with credit enhancement • Provision offset by gain of equal amount recorded in noninterest income • ACL coverage of gross loans 1.06% at the end of Q4 Dollars in millions 1.17% 1.17% 1.21% 1.13% 1.06% Q4'22 Q1'23 Q2'23 Q3'23 Q4'23

Dollars in millions. (1) Core deposits exclude time deposits and includes deposits that were swept off at 12/31 16 Deposit Composition – Q4’23 Core Deposit Growth (1) • Total deposits were down slightly compared to Q3 as the balance sheet was managed to minimize excess cash • Uninsured/unsecured deposits make up approximately 22% of total deposits with 173% coverage of those balances from external liquidity sources • $75 million brokered deposits, maturing mid - 2024, and $30 million of short - term FHLB advances at December 31, 2023 Cost of Deposits: 269 bps Demand Deposits 14.5% NOW Accounts 23.6% Money Market Accounts 24.3% Savings Accounts 24.0% Time Deposits 13.6% $1,003 $1,502 $1,872 $1,675 $2,580 $339 $441 $530 $583 $473 $1,342 $1,943 $2,403 $2,257 $2,937 1.43% 0.92% 0.48% 0.78% 2.69% 2019 2020 2021 2022 2023 Interest Bearing Deposits Demand Cost of Deposits

Net Interest Income Progression Dollars in thousands. Core excludes impact of PPP balances 17 • Net interest margin expanded to 3.36% from 3.01% in Q3. • Excluding $2.6 million and $0.4 million of accounting impact from a third - party managed portfolio in Q4 and Q3, respectively, margin increased 10 bps to 3.09% in Q4 • Higher earning asset yield offset funding cost increases as deposit pressures moderated Net Interest Margin Trends $30,256 $27,136 $26,235 $28,493 $29,537 3.36% 3.01% 2.64% 3.15% 3.67% Q4'23 Q3'23 Q2'23 Q1'23 Q4'22 Net Interest Income Net Interest Margin

Non-Interest Expense

	Q4'23	Q3'23	Q4'22	YTD 2023	YTD 2022
Reported Non-Interest Expense	$29,836	$37,066	$29,106	$124,868	$92,376
Less:					
Goodwill Impairment		($11,150)		($11,150)	
Mortgage Expenses	($4,785)	($5,108)	($5,357)	($20,152)	($9,361)
Branch Closure and Other Nonrecurring	($643)	($200)	($1,175)	($2,331)	($1,175)
Effect of Consolidating PFH	($2,813)			($2,813)	
Effects of Third-Party Managed Portfolio	($2,823)	($337)	($1,369)	($4,548)	($1,369)
Reserve for Unfunded Commitment	($67)	$257	($36)	$325	($409)
Core Operating Expense Burden	$18,705	$20,528	$21,169	$84,199	$80,062

- Noninterest expense includes a number of items that are volatile Q-to-Q such as mortgage expenses (tied to volume), accounting adjustments for third-party managed portfolio (offset in net interest income) and reserve for unfunded commitments
- Management prefers to focus on operational expenses excluding volatile items, nonrecurring expenses and effects of PFH consolidation
  - On this basis, core operational expense burden declined to $18.7 million in Q3 from $20.5 million linked-quarter
- Q4 included 2 months of branch savings from late October consolidation of 8 locations.

Dollars in thousands.
(1) See reconciliation of Non-GAAP financial measures on slide 22.

18

$1.32 $0.61 $1.26 $0.72 $0.40 $1.48 $0.68 $1.26 $0.68 $0.93 2019 2020 2021 2022 2023 EPS Adjusted EPS Tangible Book Value Per Common Share Diluted Earnings Per Common Share and Adjusted Diluted EPS (1) See reconciliation of Non - GAAP financial measures on slide 22. 19 • Q4’23 diluted EPS of $0.33, up 167% versus same period in 2022 • AOCI impact to TBV per share of $0.88 at December 31, 2023, expected to recover over time given our intent and wherewithal to hold until recovery or maturity. (1) (1) $11.09 $11.60 $12.43 $11.61 $12.23 2019 2020 2021 2022 2023

• Talented management team and board committed to building long - term shareholder value • Attractive core - funded community bank with a complementary digital funding platform • Aggressive and early use of technology positioning the Bank for superior performance as the industry evolves • Significant valuation upside as strategic investments mature 20

Appendix 21

Non-GAAP Reconciliation

Primis Financial Corp.
(Dollars in thousands, except per share data)

Reconciliation of Non-GAAP items:	For Three Months Ended: 4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	For Twelve Months Ended: 4Q 2023	4Q 2022
Net income (loss) attributable to Primis' common shareholders	$ 8,121	$ (3,526)	$ (268)	$ 5,612	$ 3,040	$ 9,940	$ 17,549
Non-GAAP adjustments to Net Income:							
Branch Consolidation / Other restructuring	449	-	1,488	-	1,175	1,937	2,384
Professional fee expenses related to Panacea investment	194	-	-	-	-	194	
Gain on sale of Infinex investment	-	-	-	-	(4,144)	-	(4,144)
Merger expenses	-	-	-	-	-	-	516
Goodwill impairment	-	11,150	-	-	-	11,150	-
Loan officer fraud, operational losses	-	200	-	-	-	200	-
Income tax effect	(139)	(44)	(321)	-	641	(504)	269
Net income (loss) attributable to Primis' common shareholders adjusted for	$ 8,625	$ 7,780	$ 899	$ 5,612	$ 712	$ 22,917	$ 16,574
Net income (loss) attributable to Primis' common shareholders	$ 8,121	$ (3,526)	$ (268)	$ 5,612	$ 3,040	$ 9,940	$ 17,549
Income tax expense (benefit)	418	1,925	(46)	1,254	519	3,552	4,490
Provision for credit losses (incl. unfunded commitment expense)	3,208	1,355	4,066	5,418	7,896	14,046	11,710
Pre-tax pre-provision earnings	$ 11,747	$ (246)	$ 3,752	$ 12,284	$ 11,455	$ 27,538	$ 33,749
Effect of adjustment for nonrecurring income and expenses	643	11,350	1,488	-	(2,969)	13,481	(4,286)
Pre-tax pre-provision operating earnings	$ 12,390	$ 11,104	$ 5,240	$ 12,284	$ 8,486	$ 41,019	$ 29,463
Return on average assets	0.84%	(0.36%)	(0.03%)	0.58%	0.35%	0.25%	0.53%
Effect of adjustment for nonrecurring income and expenses	0.05%	1.17%	0.11%	0.00%	(0.27%)	0.33%	(0.03%)
Operating return on average assets	0.89%	0.81%	0.08%	0.58%	0.08%	0.58%	0.50%
Return on average assets	0.84%	(0.36%)	(0.03%)	0.58%	0.35%	0.25%	0.53%
Effect of tax expense	0.04%	0.20%	(0.00%)	0.13%	0.06%	0.09%	0.14%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.34%	0.13%	0.39%	0.56%	0.91%	0.36%	0.35%
Pre-tax pre-provision return on average assets	1.22%	(0.03%)	0.36%	1.27%	1.32%	0.70%	1.02%
Effect of adjustment for nonrecurring income and expenses and expenses	0.07%	1.17%	0.14%	0.00%	(0.34%)	0.34%	(0.13%)
Pre-tax pre-provision operating return on average assets	1.29%	1.14%	0.50%	1.27%	0.98%	1.04%	0.89%
Return on average common equity	8.37%	(3.54%)	(0.27%)	5.64%	3.04%	2.51%	4.35%
Effect of adjustment for nonrecurring income and expenses	0.52%	11.34%	1.17%	0.00%	(2.33%)	3.28%	(0.25%)
Operating return on average common equity	8.89%	7.80%	0.90%	5.64%	0.71%	5.79%	4.10%
Effect of goodwill and other intangible assets	2.93%	2.89%	0.33%	2.05%	0.27%	2.07%	1.49%
Operating return on average tangible common equity	11.82%	10.69%	1.23%	7.69%	0.98%	7.86%	5.59%
Efficiency ratio	76.04%	99.97%	88.42%	69.26%	71.82%	83.00%	73.50%
Effect of adjustment for nonrecurring income and expenses	(1.64%)	(30.61%)	(4.31%)	0.00%	4.95%	(8.96%)	2.16%
Operating efficiency ratio	74.40%	69.36%	84.11%	69.26%	76.77%	74.04%	75.66%
Earnings per common share - Basic	$ 0.33	$ (0.14)	$ (0.01)	$ 0.23	$ 0.12	$ 0.40	$ 0.71
Effect of adjustment for nonrecurring income and expenses	0.02	0.46	0.05	-	(0.09)	0.53	(0.04)
Operating earnings per common share - Basic	$ 0.35	$ 0.32	$ 0.04	$ 0.23	$ 0.03	$ 0.93	$ 0.67
Earnings per common share - Diluted	$ 0.33	$ (0.14)	$ (0.01)	$ 0.23	$ 0.12	$ 0.40	$ 0.71
Effect of adjustment for nonrecurring income and expenses	0.02	0.46	0.05	-	(0.09)	0.53	(0.04)
Operating earnings per common share - Diluted	$ 0.35	$ 0.32	$ 0.04	$ 0.23	$ 0.03	$ 0.93	$ 0.67
Book value per common share	$ 16.09	$ 15.49	$ 15.91	$ 16.13	$ 15.90	$ 16.09	$ 15.90
Effect of goodwill and other intangible assets	(3.86)	(3.87)	(4.34)	(4.36)	(4.37)	(3.86)	(4.37)
Tangible book value per common share	$ 12.23	$ 11.62	$ 11.57	$ 11.77	$ 11.53	$ 12.23	$ 11.53
Total Primis common stockholders' equity	$ 397,330	$ 382,487	$ 392,795	$ 398,064	$ 392,365	$ 397,330	$ 392,365
Less goodwill and other intangible assets	(95,417)	(95,741)	(107,215)	(107,539)	(107,863)	(95,417)	(107,863)
Tangible common equity	$ 301,913	$ 286,746	$ 285,580	$ 290,525	$ 284,502	$ 301,913	$ 284,502
Common equity to assets	10.25%	9.98%	10.15%	9.43%	10.99%	10.25%	10.99%
Effect of goodwill and other intangible assets	(2.26%)	(2.31%)	(2.56%)	(2.37%)	(2.77%)	(2.27%)	(2.77%)
Tangible common equity to tangible assets	7.99%	7.67%	7.59%	7.06%	8.22%	7.99%	8.22%
Net interest margin	3.36%	3.01%	2.64%	3.15%	3.67%	3.03%	3.39%
Effect of adjustments for PPP associated balances*	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%
Core net interest margin	3.36%	3.01%	2.64%	3.15%	3.68%	3.03%	3.40%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35 bps on average PPP balances in all applicable periods.

22